REVISED ATTACHMENT 1

To Revised Schedule A of the Investment Management Agreement, dated April 27, 2001, by and between USAllianz Advisers, LLC (now Allianz Investment Management
LLC) and USAllianz Variable Insurance Products Trust (now Allianz Variable Insurance Products Trust).

FEES PAYABLE TO THE MANAGER PURSUANT TO REVISED SCHEDULE A TO THE INVESTMENT MANAGEMENT AGREEMENT SHALL BE CALCULATED AT THE FOLLOWING ANNUAL RATES UNTIL SUCH TIME AS THIS ATTACHMENT 1 IS FURTHER REVISED.

 FUND                                              RATE
                 (Average Net Assets in Millions (M) for Funds with Breakpoints)

                                              FIRST $200M           THEREAFTER
 AZL BlackRock Capital Appreciation Fund.........0.70%..................0.65%
                                                         ALL ASSETS
 AZL Columbia Small Cap Value Fund..........................0.85%

                                         FIRST $100M     NEXT $400M   THEREAFTER
 AZL Davis NY Venture Fund...................0.75%..........0.70%..........0.65%
                                                         ALL ASSETS
 AZL Dreyfus Equity Growth Fund.............................0.70%

                                         FIRST $100M     NEXT $400M   THEREAFTER
 AZL Eaton Vance Large Cap Value Fund........0.75%..........0.70%...........0.65%

                                             FIRST $200M             THEREAFTER
 AZL Invesco International Equity Fund...........0.80%..................0.75%
                                                         ALL ASSETS
 AZL JPMorgan U.S. Equity Fund..............................0.75%

                                             FIRST $100M             THEREAFTER
 AZL MFS Investors Trust Fund....................0.75%...................0.70%
                                                         ALL ASSETS
 AZL NACM International Growth Fund.........................0.80%
                                                         ALL ASSETS
 AZL NFJ International Value Fund...........................0.80%
                                                         ALL ASSETS
 AZL OCC Growth Fund........................................0.65%
                                                         ALL ASSETS
 AZL Schroder Emerging Markets Equity Fund..................0.95%

                                         FIRST $100M     NEXT $100M   THEREAFTER
 AZL Van Kampen Equity and Income Fund.......0.70%.........0.675%...........0.65%
                                                         ALL ASSETS
 AZL Van Kampen International Equity Fund...................0.80%

                                         FIRST $100M                 THEREAFTER
 AZL Van Kampen Growth and Income Fund..........0.675%...................0.65%
 AZL Van Kampen Mid Cap Growth Fund..............0.80%...................0.75%


Acknowledged:

Allianz Variable Insurance Products Trust    Allianz Investment Management LLC



By:   /s/ Jeffrey Kletti                     By: /s/ Brian Muench
Name:  Jeffrey Kletti                        Name:  Brian Muench
Title: President                             Title: Vice President



                                                             Updated: 04/29/2010